Exhibit 24.2

EVEREST RE GROUP, LTD.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dominic J. Addesso, Craig Howie and Sanjoy Mukherjee such person’s true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-3 (File No. 333-177322), and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Signature	Title	Date
/S/ DOMINIC J. ADDESSO	President and Chief Executive Officer and	May 30, 2014
Dominic J. Addesso	Director (Principal Executive Officer and Authorized U.S. Representative)

/S/ CRAIG HOWIE	Executive Vice President and Chief
Craig Howie	Financial Officer

/S/ KEITH T. SHOEMAKER	Comptroller (Principal Accounting Officer)	May 30, 2014
Keith T. Shoemaker

/S/ JOHN J. AMORE	Director	May 30, 2014
John J. Amore

/S/ JOHN A. WEBER	Director	May 30, 2014
John A. Weber

EVEREST REINSURANCE HOLDINGS, INC.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dominic J. Addesso, Craig Howie and Sanjoy Mukherjee such person’s true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-3 (File No. 333-177322), and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Signature	Title	Date
/S/ DOMINIC J. ADDESSO	Chairman and President and Chief Executive	May 30, 2014
Dominic J. Addesso	Officer (Principal Executive Officer and Authorized U.S. Representative)

/S/ CRAIG HOWIE	Executive Vice President and Chief	May 30, 2014
Craig Howie	Financial Officer

/S/ KEITH T. SHOEMAKER	Comptroller (Principal Accounting Officer)	May 30, 2014
Keith T. Shoemaker

/S/ SANJOY MUKHERJEE	Director	May 30, 2014
Sanjoy Mukherjee